Phillips Edison & Company Reports
Third Quarter 2026 Results

CINCINNATI - October 26, 2026 - Phillips Edison & Company, Inc. (Nasdaq: PECO) (“PECO” or the “Company”), one of the nation’s largest owners and operators of high-quality, grocery-anchored neighborhood shopping centers, today reported financial and operating results for the period ended September 30, 2026 and provided updated 2026 earnings guidance. For the three and nine months ended September 30, 2026, net income attributable to stockholders was $62.7 million, or $0.49 per diluted share, and $134.2 million, or $1.05 per diluted share, respectively.

Highlights for the Third Quarter
•Reported Nareit FFO of $0.69 per diluted share, representing 7.8% year-over-year growth
•Reported Core FFO of $0.71 per diluted share, representing 9.2% year-over-year growth
•Increased same-center NOI year-over-year by 5.3%
•The increased midpoint of full year 2026 Nareit FFO per diluted share guidance of $2.70 represents 6.3% year-over-year growth
•The increased midpoint of full year 2026 Core FFO per diluted share guidance of $2.77 represents 6.5% year-over-year growth
•The increased midpoint of full year 2026 same-center NOI guidance represents 3.75% year-over-year growth
•Full year 2026 gross acquisitions guidance reflects a range of $600 million to $700 million
•Acquired two grocery-anchored shopping centers, one Everyday Retail™ center and land parcels for a total of $181.8 million and sold $87.1 million in assets
•Reported strong leased portfolio occupancy of 97.5% and same-center leased portfolio occupancy of 97.8%
•Reported leased anchor occupancy of 99.0% and same-center leased anchor occupancy of 99.2%
•Reported leased inline occupancy of 95.1% and same-center leased inline occupancy of 95.4%
•Executed comparable portfolio new and inline leases at a rent spread of 26.3% during the quarter
•Executed comparable portfolio renewal leases at a record rent spread of 25.2% and comparable inline renewal leases at a record-high rent spread of 24.2% during the quarter
•Generated net proceeds of $6.4 million through the issuance of 0.2 million common shares at a gross weighted average price of $42.20 per common share through PECO’s ATM program
•Trailing 12-month net debt to annualized adjusted EBITDAre at September 30, 2026 was 5.2x

Subsequent Highlights
•Acquired two grocery-anchored shopping centers for $59.4 million at PECO’s total prorated share and sold a land parcel for $0.9 million
•Year to date through October 26, 2026, acquired $519.1 million in assets at PECO’s total prorated share and sold $174.8 million in assets
•Expanded and extended by 10 years the joint venture partnership with Northwestern Mutual to acquire 13 high-quality, grocery-anchored shopping centers valued at approximately $377.5 million and currently owned and operated by PECO across eight states
•Closed on a new $350 million unsecured term loan with a portion of proceeds used to pay down the $162 million term loan due January 2027, lowering the interest rate by approximately 30 basis points

Management Commentary
Jeff Edison, Chairman and Chief Executive Officer of PECO stated: “PECO delivered another quarter of strong financial results, and the operating environment remains solid. Our record renewal rent spreads and high occupancy showcase the strength of PECO’s operating engine. PECO combines right-sized and well-located, grocery-anchored neighborhood shopping centers that support successful necessity-based retailers with a team that converts retailer demand into durable internal growth.”

Edison added: “We continue to match fund our external growth by selling stabilized centers and investing in centers with greater growth potential. Our leasing relationships, operating platform and market data give us a meaningful advantage when executing acquisitions. The embedded growth, together with our disciplined approach to investing, position PECO well for 2027 and beyond.”

Financial Results
Net Income
Third quarter 2026 net income attributable to stockholders totaled $62.7 million, or $0.49 per diluted share, compared to net income of $24.7 million, or $0.20 per diluted share, during the third quarter of 2025.
For the nine months ended September 30, 2026, net income attributable to stockholders totaled $134.2 million, or $1.05 per diluted share, compared to net income of $63.8 million, or $0.51 per diluted share, for the same period in 2025.

Nareit FFO
Third quarter 2026 funds from operations attributable to stockholders and operating partnership (“OP”) unit holders as defined by Nareit (“Nareit FFO”) increased 9.8% to $98.0 million, or $0.69 per diluted share, compared to $89.3 million, or $0.64 per diluted share, during the third quarter of 2025.
For the nine months ended September 30, 2026, Nareit FFO increased 7.7% to $284.6 million, or $2.03 per diluted share, compared to $264.3 million, or $1.90 per diluted share, during the same period in 2025.

Core FFO
Third quarter 2026 core funds from operations attributable to stockholders and OP unit holders (“Core FFO”) increased 11.3% to $100.7 million, or $0.71 per diluted share, compared to $90.6 million, or $0.65 per diluted share, during the third quarter of 2025.
For the nine months ended September 30, 2026, Core FFO increased 8.6% to $292.6 million, or $2.09 per diluted share, compared to $269.5 million, or $1.94 per diluted share, for the same period in 2025.

Same-Center NOI
Third quarter 2026 same-center net operating income (“NOI”) increased 5.3% to $122.4 million, compared to $116.2 million during the third quarter of 2025.
For the nine months ended September 30, 2026, same-center NOI increased 4.3% to $361.8 million, compared to $346.9 million during the same period in 2025.

Portfolio Overview
Portfolio Statistics
As of September 30, 2026, PECO’s wholly-owned portfolio consisted of 300 properties, totaling approximately 33.9 million square feet, located in 31 states. This compared to 303 properties, totaling approximately 34.0 million square feet, located in 31 states as of September 30, 2025.
Leased portfolio occupancy was 97.5% as of September 30, 2026, compared to 97.6% as of September 30, 2025. Same-center leased portfolio occupancy was 97.8% as of September 30, 2026 and 2025.
Leased anchor occupancy was 99.0% as of September 30, 2026, compared to 99.2% as of September 30, 2025. Same-center leased anchor occupancy was 99.2% as of September 30, 2026, compared to 99.4% as of September 30, 2025.
Leased inline occupancy was 95.1% as of September 30, 2026, compared to 94.8% as of September 30, 2025. Same-center leased inline occupancy was 95.4% as of September 30, 2026, compared to 95.0% as of September 30, 2025.

Leasing Activity
During the third quarter of 2026, 238 leases were executed totaling approximately 1.1 million square feet. This compared to 270 leases executed totaling approximately 1.7 million square feet during the third quarter of 2025.
For the nine months ended September 30, 2026, 788 leases were executed totaling approximately 3.9 million square feet. This compared to 780 leases executed totaling approximately 4.6 million square feet during the same period in 2025.
During the third quarter of 2026, comparable rent spreads, which represent the percentage increase of a lease to the expiring lease of a unit that was occupied within the past twelve months, were a record-high 25.2% for renewal leases, 26.3% for new leases and 25.5% combined.
Comparable rent spreads during the nine months ended September 30, 2026 were 32.3% for new leases, 22.3% for renewal leases and 24.9% combined.

Transaction Activity - Wholly-Owned
During the third quarter of 2026, the Company acquired $181.8 million in assets, which included three shopping centers and land parcels. The Company expects to drive value in these assets through occupancy increases and rent growth, as well as potential future development of ground-up outparcel retail spaces.
The third quarter 2026 acquisitions included:
•South Shore Commons, a 157,574 square foot Everyday Retail™ center located in Staten Island, New York.
•Alafaya Square, a 168,532 square foot shopping center anchored by Publix located in an Orlando, Florida suburb.
•Easton Commons, a 203,728 square foot shopping center anchored by Kroger located in a Houston, Texas suburb.
During the same period, the Company sold $87.1 million in assets, which included five shopping centers and a land parcel.
For the nine months ended September 30, 2026, the Company acquired $448.7 million in assets, which included 13 shopping centers and land parcels. During the same period, $174.0 million in assets were sold, which included nine shopping centers and land parcels.
Subsequent to quarter end, the Company acquired $52.8 million in assets, which included:
•Rice Lake Square, a 258,525 square foot shopping center anchored by Pete’s Fresh Market located in a Chicago, Illinois suburb.
Subsequent to quarter end, the Company sold a land parcel for $0.9 million.

Transaction Activity - Joint Venture
For the nine months ended September 30, 2026, the Company acquired $11.0 million in assets at PECO’s total prorated share, which included one shopping center and one outparcel.
Subsequent to quarter end, the Company acquired $6.6 million in assets at PECO’s total prorated share, which included:
•Memorial Commons, a 111,022 square foot shopping center anchored by Harris Teeter located in a Charlotte, North Carolina suburb, acquired through Neighborhood Grocery Catalyst Fund LLC.
The Company previously announced on October 1, 2026 an amended and restated joint venture partnership with Northwestern Mutual, one of the largest commercial real estate mortgage and equity investors in the U.S., which extends the term of the venture, Grocery Retail Partners I LLC (“GRP I”), by 10 years to 2036. The expanded joint venture will acquire 13 high-quality, grocery-anchored shopping centers currently owned and operated by PECO across eight states. Northwestern Mutual and PECO will retain approximately 86% and 14% interest in the joint venture, respectively. PECO will continue to provide leasing, asset management and property management services for the joint venture, in addition to earning recurring fees related to these services.

Balance Sheet Highlights
Subsequent to quarter end, the Company closed on a new $350 million unsecured term loan facility. The term loan facility has a three-year term maturing on October 23, 2029 and will initially bear interest at an annual rate of SOFR plus 0.80%, with future pricing subject to adjustment based on the Company's credit ratings and leverage ratio. Phillips Edison Grocery Center Operating Partnership I, L.P., a subsidiary of the Company and the borrower under the term loan facility (the “Borrower”), borrowed $175 million of the term loan facility at closing with the remaining $175 million available to draw on or before April 21, 2027. The term loan also has an uncommitted accordion feature allowing the Borrower to borrow up to an additional $450 million of term loans, for total term loans of up to $800 million. The Borrower has the ability to prepay the term loan under the facility without premium or penalty any time prior to maturity. Proceeds from the initial $175 million borrowing were used to pay down the Borrower's outstanding $161.8 million term loan along with outstanding balances under its $1 billion revolving credit facility.

As of September 30, 2026, the Company had approximately $762 million of total liquidity, comprised of $17.9 million of cash, cash equivalents and restricted cash, plus $744.3 million of borrowing capacity available on its $1.0 billion revolving credit facility. Pro forma for the new $350 million unsecured term loan, the Company had approximately $950 million of total liquidity.
As of September 30, 2026, the Company’s net debt to adjusted EBITDAre was 5.2x on a trailing twelve month basis and 5.0x on a current quarter annualized basis, which compares to 5.2x and 5.1x, respectively, as of December 31, 2025. As of September 30, 2026, the Company’s outstanding debt had a weighted-average interest rate of 4.5% and a weighted-average maturity of 5.3 years when including all extension options, and 85.2% of the Company’s total debt was fixed-rate debt, which includes PECO’s total prorated share of debt for its joint ventures.
During the third quarter of 2026, the Company generated net proceeds of $6.4 million through the issuance of 0.2 million common shares at a gross weighted average price of $42.20 per common share through PECO’s ATM program. For the nine months ended September 30, 2026, the Company generated net proceeds of $91.7 million through the issuance of 2.2 million common shares at a gross weighted average price of $42.07 per common share through PECO’s ATM program.
The Company’s interest rate swap with a notional value of $200 million and a fixed rate of 3.359% expired on September 1, 2026.

2026 Guidance and Expectations
PECO updated its 2026 earnings guidance and expectations, as summarized in the table below, which is based upon the Company’s current view of existing market conditions and assumptions for the year ending December 31, 2026. The following statements are forward-looking and actual results could differ materially depending on market conditions and the factors set forth under "Forward-Looking Statements" below.

(in thousands, except per share amounts)	Q3 2026 YTD	Updated Full Year 2026 Guidance and Expectations	Previous Full Year 2026 Guidance and Expectations
Net income per share - diluted	$1.05	$1.21 - $1.24	$0.95 - $0.97
Nareit FFO per share - diluted	$2.03	$2.68 - $2.72	$2.67 - $2.72
Core FFO per share - diluted	$2.09	$2.75 - $2.79	$2.73 - $2.79
Same-Center NOI growth	4.3%	3.50% - 4.00%	3.40% - 4.00%
Portfolio Activity:
Acquisitions, gross(1)	$459,705	$600,000 - $700,000	$600,000 - $700,000
Dispositions	$173,994	$175,000 - $210,000	$200,000 - $250,000
Contributions to joint ventures, net(2)	$—	$200,000 - $250,000	$200,000 - $250,000
Other:
Interest expense, net	$87,284	$116,000 - $120,000	$117,000 - $127,000
G&A expense	$37,424	$51,000 - $53,000	$49,000 - $53,000
Non-cash revenue items(3)	$17,158	$22,000 - $24,000	$21,000 - $23,000
Adjustments for collectibility	$3,773	$4,500 - $6,000	$4,000 - $7,000
(1)Includes the prorated portion owned through the Company’s unconsolidated joint ventures.
(2)Subsequent to quarter end, contributions to Grocery Retail Partners I LLC were $138.6 million.
(3)Represents straight-line rental income and net amortization of above- and below-market leases.

The Company does not provide a reconciliation for same-center NOI estimates on a forward-looking basis because it is unable to provide a meaningful or reasonably accurate calculation or estimation of certain reconciling items which could be significant to the Company’s results without unreasonable effort.
The following table provides a reconciliation of the range of the Company's 2026 estimated net income to estimated Nareit FFO and Core FFO:

(Unaudited)	Low End	High End
Net income per share attributable to stockholders - diluted	$1.21	$1.24
Depreciation and amortization of real estate assets	1.90	1.91
Gain on disposal of property, net	(0.48)	(0.48)
Adjustments related to unconsolidated joint ventures	0.05	0.05
Nareit FFO attributable to stockholders and OP unit holders per share - diluted	$2.68	$2.72
Depreciation and amortization of corporate assets	0.01	0.01
Loss on extinguishment or modification of debt and other, net	0.01	0.01
Transaction costs and other	0.05	0.05
Core FFO attributable to stockholders and OP unit holders per share - diluted	$2.75	$2.79

Conference Call and Webcast Details
PECO will host a conference call and webcast on Tuesday, October 27, 2026 at 12:00 p.m. Eastern Time to discuss third quarter 2026 results and provide further business updates. Chairman and Chief Executive Officer Jeff Edison, President Bob Myers and Chief Financial Officer John Caulfield will host the conference call and webcast. Dial-in and webcast information is below.

Third Quarter 2026 Earnings Conference Call and Webcast Details:
Date: Tuesday, October 27, 2026
Time: 12:00 p.m. ET
Toll-Free Dial-In Number: (800) 715-9871
International Dial-In Number: (646) 307-1963
Conference ID: 4551083
Webcast: Third Quarter 2026 Webcast Link

Replay:
An audio replay will be available approximately one hour after the conclusion of the conference call using the webcast link above. The replay will be archived on PECO’s Investor Relations website under Events & Presentations.
For more information on the Company’s financial results, please refer to the Company’s Form 10-Q for the quarter ended September 30, 2026.

Connect with PECO
For additional information, please visit https://www.phillipsedison.com/
Follow PECO on:
•X at https://x.com/PhillipsEdison
•LinkedIn at https://www.linkedin.com/company/phillipsedison&company

About Phillips Edison & Company
Phillips Edison & Company, Inc. (“PECO”) is one of the nation’s largest owners and operators of high-quality, grocery-anchored neighborhood shopping centers. Founded in 1991, PECO has generated strong results through its vertically-integrated operating platform and national footprint of well-occupied shopping centers. PECO’s centers feature a mix of national and regional retailers providing necessity-based goods and services in fundamentally strong markets throughout the United States. PECO’s top grocery anchors include Kroger, Publix, Albertsons and Ahold Delhaize. As of September 30, 2026, PECO managed 328 shopping centers, including 300 wholly-owned centers comprising 33.9 million square feet across 31 states and 28 shopping centers owned in three institutional joint ventures. PECO is focused on creating great grocery-anchored shopping experiences and improving communities, one neighborhood shopping center at a time.
PECO uses, and intends to continue to use, its Investors website, which can be found at https://investors.phillipsedison.com, as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD.

PHILLIPS EDISON & COMPANY, INC.
CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2026 AND DECEMBER 31, 2025
(Condensed and Unaudited)
(In thousands, except per share amounts)

	September 30, 2026	December 31, 2025
ASSETS
Investment in real estate:
Land and improvements	$1,988,992	$1,963,735
Building and improvements	4,467,013	4,305,174
In-place lease assets	543,721	538,324
Above-market lease assets	82,600	77,551
Total investment in real estate assets	7,082,326	6,884,784
Accumulated depreciation and amortization	(2,026,479)	(1,957,569)
Net investment in real estate assets	5,055,847	4,927,215
Investment in unconsolidated joint ventures	47,252	42,561
Total investment in real estate assets, net	5,103,099	4,969,776
Cash and cash equivalents	8,903	3,544
Restricted cash	9,018	39,768
Goodwill	29,066	29,066
Other assets, net	248,820	244,284
Real estate investments and other assets held for sale	152,148	—
Total assets	$5,551,054	$5,286,438

LIABILITIES AND EQUITY
Liabilities:
Debt obligations, net	$2,521,454	$2,375,328
Below-market lease liabilities, net	138,387	118,356
Accounts payable and other liabilities	153,103	180,332
Deferred income	32,733	23,044
Liabilities of real estate investments held for sale	6,083	—
Total liabilities	2,851,760	2,697,060
Equity:
Preferred stock, $0.01 par value per share, 10,000 shares authorized, zero shares issued and outstanding at September 30, 2026 and December 31, 2025	—	—
Common stock, $0.01 par value per share, 1,000,000 shares authorized, 128,912 and 125,788 shares issued and outstanding at September 30, 2026 and December 31, 2025, respectively	1,289	1,258
Additional paid-in capital	3,778,531	3,664,205
Accumulated other comprehensive income	181	358
Accumulated deficit	(1,370,225)	(1,379,252)
Total stockholders’ equity	2,409,776	2,286,569
Noncontrolling interests	289,518	302,809
Total equity	2,699,294	2,589,378
Total liabilities and equity	$5,551,054	$5,286,438

PHILLIPS EDISON & COMPANY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2026 AND 2025
(Condensed and Unaudited)
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenues:
Rental income	$188,944	$178,293	$559,676	$525,943
Fees and management income	3,464	3,274	10,963	9,373
Other property income	680	1,102	2,809	3,417
Total revenues	193,088	182,669	573,448	538,733
Operating Expenses:
Property operating	31,193	30,197	96,266	89,455
Real estate taxes	23,343	22,226	67,923	64,584
General and administrative	11,906	12,752	37,424	37,760
Depreciation and amortization	68,858	65,603	201,229	202,080
Total operating expenses	135,300	130,778	402,842	393,879
Other:
Interest expense, net	(28,118)	(28,544)	(87,284)	(81,935)
Gain on disposal of property, net	40,605	4,255	66,812	9,798
Other expense, net	(1,651)	(374)	(3,014)	(2,344)
Net income	68,624	27,228	147,120	70,373
Net income attributable to noncontrolling interests	(5,946)	(2,543)	(12,947)	(6,595)
Net income attributable to stockholders	$62,678	$24,685	$134,173	$63,778
Earnings per share of common stock:
Net income per share attributable to stockholders - basic	$0.49	$0.20	$1.06	$0.51
Net income per share attributable to stockholders - diluted	$0.49	$0.20	$1.05	$0.51

Discussion and Reconciliation of Non-GAAP Measures
Same-Center Net Operating Income
The Company presents Same-Center NOI as a supplemental measure of its performance. The Company defines NOI as total operating revenues, adjusted to exclude non-cash revenue items and lease buyout income, less property operating expenses and real estate taxes. For the three and nine months ended September 30, 2026 and 2025, Same-Center NOI represents the NOI for the 275 properties that were wholly-owned for the entirety of both calendar year periods being compared. The Company believes Same-Center NOI provides useful information to its investors about its financial and operating performance because it provides a performance measure of the revenues and expenses directly involved in owning and operating real estate assets and provides a perspective not immediately apparent from net income (loss). Because Same-Center NOI excludes the change in NOI from properties acquired or disposed of after December 31, 2024, it highlights operating trends such as occupancy levels, rental rates, and operating costs for the Company’s same-center portfolio. Other REITs may use different methodologies for calculating Same-Center NOI, and accordingly, PECO’s Same-Center NOI may not be comparable to other REITs.
Same-Center NOI should not be viewed as an alternative measure of the Company’s financial performance as it does not reflect the operations of its entire portfolio, nor does it reflect the impact of general and administrative expenses, depreciation and amortization, interest expense, other income (expense), or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties that could materially impact its results from operations.
Nareit Funds from Operations and Core Funds from Operations
Nareit FFO is a non-GAAP financial performance measure that is widely recognized as a measure of REIT operating performance. The National Association of Real Estate Investment Trusts (“Nareit”) defines FFO as net income (loss) computed in accordance with GAAP, excluding: (i) gains (or losses) from sales of property and gains (or losses) from change in control; (ii) depreciation and amortization related to real estate; and (iii) impairment losses on real estate and impairments of in-substance real estate investments in investees that are driven by measurable decreases in the fair value of the depreciable real estate held by the unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect Nareit FFO on the same basis. The Company calculates Nareit FFO in a manner consistent with the Nareit definition.
Core FFO is an additional financial performance measure used by the Company as Nareit FFO includes certain non-comparable items that affect its performance over time. The Company believes that Core FFO is helpful in assisting management and investors with the assessment of the sustainability of operating performance in future periods, and that it is more reflective of its core operating performance and provides an additional measure to compare PECO’s performance across reporting periods on a consistent basis by excluding items that may cause short-term fluctuations in net income (loss). To arrive at Core FFO, the Company adjusts Nareit FFO to exclude certain recurring and non-recurring items including, but not limited to: (i) depreciation and amortization of corporate assets; (ii) changes in the fair value of the earn-out liability; (iii) adjustments related to its investments in unconsolidated joint ventures; (iv) gains or losses on the extinguishment or modification of debt and other; (v) other impairment charges; (vi) transaction and acquisition expenses; and (vii) realized performance income.
Nareit FFO and Core FFO should not be considered alternatives to net income (loss) under GAAP, as an indication of the Company’s liquidity, nor as an indication of funds available to cover its cash needs, including its ability to fund distributions. Core FFO may not be a useful measure of the impact of long-term operating performance on value if the Company does not continue to operate its business plan in the manner currently contemplated.
Accordingly, Nareit FFO and Core FFO should be reviewed in connection with other GAAP measurements, and should not be viewed as more prominent measures of performance than net income (loss) or cash flows from operations prepared in accordance with GAAP. The Company’s Nareit FFO and Core FFO, as presented, may not be comparable to amounts calculated by other REITs.
Earnings Before Interest, Taxes, Depreciation, and Amortization for Real Estate and Adjusted EBITDAre
Nareit defines Earnings Before Interest, Taxes, Depreciation, and Amortization for Real Estate (“EBITDAre”) as net income (loss) computed in accordance with GAAP before: (i) interest expense; (ii) income tax expense; (iii) depreciation and amortization; (iv) gains or losses from disposition of depreciable property; and (v) impairment write-downs of depreciable property. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect EBITDAre on the same basis.
Adjusted EBITDAre is an additional performance measure used by the Company as EBITDAre includes certain non-comparable items that affect the Company’s performance over time. To arrive at Adjusted EBITDAre, the Company excludes certain recurring and non-recurring items from EBITDAre, including, but not limited to: (i)

changes in the fair value of the earn-out liability; (ii) other impairment charges; (iii) adjustments related to its investments in unconsolidated joint ventures; (iv) transaction and acquisition expenses; and (v) realized performance income.
The Company uses EBITDAre and Adjusted EBITDAre as additional measures of operating performance which allow it to compare earnings independent of capital structure, determine debt service and fixed cost coverage, and measure enterprise value. Additionally, the Company believes they are a useful indicator of its ability to support its debt obligations. EBITDAre and Adjusted EBITDAre should not be considered as alternatives to net income (loss), as an indication of the Company’s liquidity, nor as an indication of funds available to cover its cash needs, including its ability to fund distributions. Accordingly, EBITDAre and Adjusted EBITDAre should be reviewed in connection with other GAAP measurements, and should not be viewed as more prominent measures of performance than net income (loss) or cash flows from operations prepared in accordance with GAAP. The Company’s EBITDAre and Adjusted EBITDAre, as presented, may not be comparable to amounts calculated by other REITs.

Same-Center Net Operating Income—The table below compares Same-Center NOI (dollars in thousands):

	Three Months Ended September 30,		Favorable (Unfavorable)		Nine Months Ended September 30,		Favorable (Unfavorable)
	2026	2025	$ Change	% Change	2026	2025	$ Change	% Change
Revenues:
Rental income(1)	$126,692	$121,549	$5,143		$376,284	$363,146	$13,138
Tenant recovery income	41,047	39,010	2,037		120,900	116,710	4,190
Reserves for uncollectibility(2)	(1,232)	(1,265)	33		(2,942)	(3,884)	942
Other property income	779	951	(172)		2,390	2,974	(584)
Total revenues	167,286	160,245	7,041	4.4%	496,632	478,946	17,686	3.7%
Operating expenses:
Property operating expenses	23,693	23,824	131		73,254	72,477	(777)
Real estate taxes	21,222	20,259	(963)		61,571	59,574	(1,997)
Total operating expenses	44,915	44,083	(832)	(1.9)%	134,825	132,051	(2,774)	(2.1)%
Total Same-Center NOI	$122,371	$116,162	$6,209	5.3%	$361,807	$346,895	$14,912	4.3%
(1)Excludes straight-line rental income, net amortization of above- and below-market leases, and lease buyout income.
(2)Includes billings that will not be recognized as revenue until cash is collected or the Neighbor resumes regular payments and/or the Company deems it appropriate to resume recording revenue on an accrual basis, rather than on a cash basis.
Same-Center Net Operating Income Reconciliation—Below is a reconciliation of Net Income to NOI and Same-Center NOI (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net income	$68,624	$27,228	$147,120	$70,373
Adjusted to exclude:
Fees and management income	(3,464)	(3,274)	(10,963)	(9,373)
Straight-line rental income(1)	(3,335)	(2,899)	(9,477)	(7,853)
Net amortization of above- and below-market leases	(2,607)	(2,204)	(7,690)	(6,276)
Lease buyout income	(81)	(144)	(1,874)	(2,062)
General and administrative expenses	11,906	12,752	37,424	37,760
Depreciation and amortization	68,858	65,603	201,229	202,080
Interest expense, net	28,118	28,544	87,284	81,935
Gain on disposal of property, net	(40,605)	(4,255)	(66,812)	(9,798)
Other expense, net	1,651	374	3,014	2,344
Property operating expenses related to fees and management income	1,866	989	5,857	2,892
NOI for real estate investments	130,931	122,714	385,112	362,022
Less: Non-same-center NOI(2)	(8,560)	(6,552)	(23,305)	(15,127)
Total Same-Center NOI	$122,371	$116,162	$361,807	$346,895

Period-end Same-Center Leased Occupancy %			97.8%	97.8%
(1)Includes straight-line rent adjustments for Neighbors for whom revenue is being recorded on a cash basis.
(2)Includes operating revenues and expenses from non-same-center properties, which includes properties acquired or sold, and corporate activities.

Nareit FFO and Core FFO—The following table presents the Company’s calculation of Nareit FFO and Core FFO and provides additional information related to its operations (in thousands, except per share amounts):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Calculation of Nareit FFO Attributable to Stockholders and OP Unit Holders
Net income	$68,624	$27,228	$147,120	$70,373
Adjustments:
Depreciation and amortization of real estate assets	68,478	65,205	200,131	200,908
Gain on disposal of property, net	(40,605)	(4,255)	(66,812)	(9,798)
Adjustments related to unconsolidated joint ventures	1,493	1,075	4,195	2,834
Nareit FFO attributable to stockholders and OP unit holders	$97,990	$89,253	$284,634	$264,317
Calculation of Core FFO Attributable to Stockholders and OP Unit Holders
Nareit FFO attributable to stockholders and OP unit holders	$97,990	$89,253	$284,634	$264,317
Adjustments:
Depreciation and amortization of corporate assets	380	398	1,098	1,172
Transaction and acquisition expenses	2,351	893	5,830	4,004
Loss on extinguishment or modification of debt and other, net	155	—	1,235	1
Adjustments related to unconsolidated joint ventures	(130)	13	(158)	45
Core FFO attributable to stockholders and OP unit holders	$100,746	$90,557	$292,639	$269,539

Nareit FFO/Core FFO Attributable to Stockholders and OP Unit Holders per Diluted Share
Weighted-average shares of common stock outstanding - diluted	141,308	138,860	139,958	138,927
Nareit FFO attributable to stockholders and OP unit holders per share - diluted	$0.69	$0.64	$2.03	$1.90
Core FFO attributable to stockholders and OP unit holders per share - diluted	$0.71	$0.65	$2.09	$1.94

EBITDAre and Adjusted EBITDAre—The following table presents the Company’s calculation of EBITDAre and Adjusted EBITDAre (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,		Year Ended December 31,
	2026	2025	2026	2025	2025
Calculation of EBITDAre
Net income	$68,624	$27,228	$147,120	$70,373	$122,968
Adjustments:
Depreciation and amortization	68,858	65,603	201,229	202,080	266,374
Interest expense, net	28,118	28,544	87,284	81,935	110,338
Gain on disposal of property, net	(40,605)	(4,255)	(66,812)	(9,798)	(38,790)
Federal, state, and local tax expense	242	219	726	599	1,307
Adjustments related to unconsolidated joint ventures	2,325	1,652	6,523	4,296	6,200
EBITDAre	$127,562	$118,991	$376,070	$349,485	$468,397
Calculation of Adjusted EBITDAre
EBITDAre	$127,562	$118,991	$376,070	$349,485	$468,397
Adjustments:
Transaction and acquisition expenses	2,351	893	5,830	4,004	5,523
Adjustments related to unconsolidated joint ventures	1	13	25	45	60
Realized performance income(1)	—	—	—	—	(30)
Adjusted EBITDAre	$129,914	$119,897	$381,925	$353,534	$473,950
(1)Realized performance income includes fees received related to the achievement of certain performance targets in the Company’s Necessity Retail Partners joint venture, which was dissolved in December 2025.

Financial Leverage Ratios—The Company believes its net debt to Adjusted EBITDAre, net debt to total enterprise value, and debt covenant compliance as of September 30, 2026 allow it access to future borrowings as needed in the near term. The following table presents the Company’s calculation of net debt and total enterprise value, inclusive of its prorated portion of net debt and cash and cash equivalents owned through its unconsolidated joint ventures, as of September 30, 2026 and December 31, 2025 (in thousands):

	September 30, 2026	December 31, 2025
Net debt:
Total debt, excluding discounts, market adjustments, and deferred financing expenses	$2,608,082	$2,456,933
Less: Cash and cash equivalents	11,251	5,124
Total net debt	$2,596,831	$2,451,809

Enterprise value:
Net debt	$2,596,831	$2,451,809
Total equity market capitalization(1)(2)	5,262,774	4,926,872
Total enterprise value	$7,859,605	$7,378,681
(1)Total equity market capitalization is calculated as diluted shares multiplied by the closing market price per share, which includes 140.9 million and 138.5 million diluted shares as of September 30, 2026 and December 31, 2025, respectively, and the closing market price per share of $37.34 and $35.57 as of September 30, 2026 and December 31, 2025, respectively.
(2)Fully diluted shares include common stock and OP units.
The following table presents the Company’s calculation of net debt to Adjusted EBITDAre and net debt to total enterprise value as of September 30, 2026 and December 31, 2025 (dollars in thousands):

	September 30, 2026	December 31, 2025
Net debt to Adjusted EBITDAre - annualized:
Net debt	$2,596,831	$2,451,809
Adjusted EBITDAre - annualized(1)	502,341	473,950
Net debt to Adjusted EBITDAre - annualized	5.2x	5.2x

Net debt to total enterprise value:
Net debt	$2,596,831	$2,451,809
Total enterprise value	7,859,605	7,378,681
Net debt to total enterprise value	33.0%	33.2%
(1)Adjusted EBITDAre is based on a trailing twelve month period.

Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Phillips Edison & Company, Inc. (the “Company”) intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with the safe harbor provisions. Such forward-looking statements can generally be identified by the Company’s use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “seek,” “objective,” “goal,” “strategy,” “plan,” “focus,” “priority,” “should,” “could,” “potential,” “possible,” “look forward,” “optimistic,” “commit,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this earnings release. Such statements include, but are not limited to: (a) statements about the Company’s plans, strategies, initiatives, and prospects; (b) statements about the Company’s underwritten incremental yields; and (c) statements about the Company’s future results of operations, capital expenditures, and liquidity. Such statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those projected or anticipated, including, without limitation: (i) changes in national, regional, or local economic climates; (ii) local market conditions, including an oversupply of space in, or a reduction in demand for, properties similar to those in the Company’s portfolio; (iii) vacancies, changes in market rental rates, and the need to periodically repair, renovate, and re-let space; (iv) competition from other available shopping centers, potential impact of e-commerce and the attractiveness of properties in the Company’s portfolio to its tenants; (v) the financial stability of the Company’s tenants, including, without limitation, their ability to pay rent; (vi) the Company’s ability to pay down, refinance, restructure, or extend its indebtedness as it becomes due; (vii) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors; (viii) potential liability for environmental matters; (ix)

damage to the Company’s properties from catastrophic weather and other natural events, and the physical effects of climate change; (x) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax, and other considerations; (xi) changes in laws and regulations, including those related to tax, real estate, environmental, and zoning laws; (xii) cybersecurity incidents or other disruptions to information technology systems; (xiii) the Company’s corporate responsibility initiatives; (xiv) loss of key executives; (xv) the concentration of the Company’s portfolio in a limited number of industries, geographies, or investments; (xvi) the economic, political, and social impact of, and uncertainty relating to, pandemics or other health crises; (xvii) the Company’s ability to re-lease its properties on the same or better terms, or at all, in the event of non-renewal or in the event the Company exercises its right to replace an existing tenant; (xviii) the loss or bankruptcy of the Company’s tenants; (xix) to the extent the Company is seeking to dispose of properties, the Company’s ability to do so at attractive prices or at all; and (xx) the impact of heightened geopolitical instability, international conflicts, tariffs and global trade disruptions on the Company, its tenants, and consumers, including the impact on inflation, supply chains, and consumer sentiment. Additional important factors that could cause actual results to differ are described in the filings made from time to time by the Company with the SEC and include the risk factors and other risks and uncertainties described in the Company’s 2025 Annual Report on Form 10-K, filed with the SEC on February 10, 2026, as updated from time to time in the Company’s periodic and/or current reports filed with the SEC, which are accessible on the SEC’s website at www.sec.gov. Therefore, such statements are not intended to be a guarantee of the Company’s performance in future periods. Except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Investors:
Kimberly Green, Head of Investor Relations
(513) 692-3399
kgreen@phillipsedison.com

Hannah Harper, Director of Investor Relations
(513) 824-7122
hharper@phillipsedison.com